AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 2003

                          Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                        CHINA RESOURCES DEVELOPMENT, INC.
            (Exact name of registration as specified in its charter)

           Nevada                                       87-02623643
 (State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

                     Room 2105, West Tower, Shun Tak Centre
                              200 Connaught Road C.
                              Sheung Wan, Hong Kong
                                011-852-2810-7205
          (Address and Telephone Number of Principal Executive Offices)

                             1995 Stock Option Plan
                            (Full Title of the Plan)

                                   Copies to:

                Tam Cheuk Ho                         Steven I. Weinberger, Esq.
           Chief Financial Officer                    Schneider Weinberger LLP
      China Resources Development, Inc.              2499 Glades Road, Suite 108
         Room 2105, Shun Tak Centre                     Boca Raton, FL 33431
200 Connaught Road C., Sheung Wan, Hong Kong               (561) 362-9595
             011-852-2810-7205                          (561) 362-9612 (fax)

                         CALCULATION OF REGISTRATION FEE


                                                      Proposed              Proposed
                                                       maximum               maximum
                                                      offering              aggregate            Amount of
  Title of securities         Amount to be            price per             offering           registration
   to be registered            registered             share                 price                   fee
-----------------------------------------------------------------------------------------------------------
Common Stock, $.001
par value per share (1) (2)       209,455             $12.55              $2,628,660               $212.66
-----------------------------------------------------------------------------------------------------------

(1) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act, and is calculated upon the average of the high and low prices of the securities on the Nasdaq Stock Market on July 14, 2003.

(2) Pursuant to Rule 416(a), this registration statement also includes any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar event resulting in an increase in the number of shares of common stock issued and outstanding.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE
-------           ---------------------------------------

         The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

         - Annual Report on Form 10-KSB for the year ended December 31, 2002, filed on April 15, 2003
         - Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, filed on May 20, 2003

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Room 2105, West Tower, Shun Tak Centre, 200 Connaught Road C., Sheung Wan, Hong Kong.

ITEM 4.           DESCRIPTION OF SECURITIES
-------           -------------------------

         Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL
-------           --------------------------------------

         Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS
-------           -----------------------------------------

         The Nevada General Corporation Law allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

         (a) the officer or director conducted himself or herself in good faith;

         (b) his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

         (c) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

         We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director is found to have derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED
-------           -----------------------------------

         Not applicable.

ITEM 8.           EXHIBITS
-------           --------

          5.1    Consent and Opinion of Schneider Weinberger LLP
                 (including Exhibit 23.1) *
         10.1    Restated 1995 Stock Option Plan *
         23.1    Consent of Schneider Weinberger LLP (included in Exhibit 5.1) *
         23.2    Consent of Independent Certified Public Accountants*
--------------------
*        Filed herewith.

ITEM 9.           UNDERTAKINGS
-------           ------------

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on this 17th day of July 2003.

                            CHINA RESOURCES DEVELOPMENT, INC.


                            By: /s/ Ching Lung Po
                                ------------------------------------------------
                                Ching Lung Po, President, Chief Executive
                                Officer, Chairman of the Board of Directors and Principal Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons and in the capacities indicated.

   Signature                           Title                           Date
   ---------                           -----                           ----

/s/ Ching Lung Po   President, Chief Executive Officer, Principal  July 17, 2003
-----------------
Ching Lung Po       Executive Officer, Chairman of the Board of
                    Directors and Director
                                          -

/s/ Tam Cheuk Ho    Chief Financial Officer, Principal Financial   July 17, 2003
-----------------
Tam Cheuk Ho        Officer and Director

/s/ Wong Wah On     Financial Controller, Secretary and Director   July 17, 2003
-----------------
Wong Wah On

/s/ Lam Kwan Sing   Director                                       July 17, 2003
-----------------
Lam Kwan Sing

/s/ Ng Kin Sing     Director                                       July 17, 2003
-----------------
Ng Kin Sing

/s/ Lo Kin Cheung   Director                                       July 17, 2003
-----------------
Lo Kin Cheung

                                  EXHIBIT INDEX


          5.1     Consent and Opinion of Schneider Weinberger LLP
                  (including Exhibit 23.1)
         10.1     Restated 1995 Stock Option Plan
         23.1     Consent of Schneider Weinberger LLP (included in Exhibit 5.1)
         23.2     Consent of Independent Certified Public Accountants